Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined balance sheet as of June 30, 2020 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020 are based on the historical financial statements of the Galaxy Gaming, Inc. (the Company) and historical carve-out financial statements of Progressive Games Partners LLC (PGP) – Acquired Interest giving effect to the Asset Acquisition. The Company and PGP shall collectively be referred to herein as “the Companies.” The Companies, subsequent to the Asset Acquisition, shall be referred to herein as “the Combined Company.”

The historical carve-out financial statements of the acquired interest in PGP have been presented herein, as opposed to the complete historical financial statements.  The historical carve-out financial statements of the acquired interest in PGP represent the highest level of financial statements that present the full financial position and results of operations of the underlying acquired assets.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the six months ended June 30, 2020 give pro forma effect to the Asset Acquisition as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of June 30, 2020 assumes that the Asset Acquisition was completed on June 30, 2020.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 was derived from PGP’s audited carve-out statement of operations for the year ended December 31, 2019 and the Company’s audited statement of operations for the year ended December 31, 2019. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the six months ended June 30, 2020 were derived from PGP’s unaudited carve-out financial statements as of and for the six months ended June 30, 2020 and the Company’s condensed unaudited financial statements as of and for the six months ended June 30, 2020.

On August 21, 2020, the Company acquired 100% of the membership interests of PGP and determined that, for accounting purposes, the PGP transaction did not meet the definition of a business combination and, therefore, has been accounted for as an asset acquisition.  The Acquisition did not include PGP’s ownership interests in the following entities:  Mine International Limited, Felt Limited, Games Marketing Limited and Jingle Prize, Inc. (the Excluded Subsidiaries).  Throughout the period covered by these carve out financial statements, PGP did not consolidate the Excluded Subsidiaries.

GALAXY GAMING, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2020

	Historical As of June 30,2020
	Company	Progressive Games Partners LLC-Acquired Interst	Pro Forma Adjustments For Asset Acquistion		Pro Forma Combined
	ASSETS
Current assets
Cash and cash equivalents	$9,641,392.00	$913,402	$(6,552,586)	(a)	$4,002,208
Accounts receivable, net	1,013,548	856,455	(453,550)	(b)	1,416,453
Inventory, net	725,297	-	-		725,297
Income tax receivable	272,347	-	-		272,347
Dua from seller	-	-	84,417	(c)	84,417
Prepaids and other current assets	875,497	-	-		875,497
Total current assets	12,528,081	1,769,857	(6,921,719)		7,376,219
Property and equipment, net	122,073	-			122,073
Operating lease right-of-use assets	168,559	-			168,559
Assets deployed at client locations, net	307,583	-			307,583
Goodwill	1,091,000	-			1,091,000
Other intangible assets, net	6,674,225	19,997	(19,997)	(d)	17,216,339
			10,542,114	(a)
Deferred tax assets, net	1,025,798	-	-		1,025,798
Total assets	$21,917,319	$1,789,854	$3,600,398		$27,307,571

LIABILITIES AND ACQUIRED MEMBERS' / STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,199,450	$1,231,036	$(453,550)	(b)	$1,976,936
Accrued expenses .	411,291	-	-		411,291
Revenue contract liability	371,256	77,408	-		448,664
Current portion of long-term debt	2,564,812	-	-		2,564,812
Current portion of operating lease liabilities	151,330		-		151,330
Short-term notes payable	-	504,322	-		504,322
Taxes payable	-	41,508	-		41,508
Total current liabilities	4,698,139	1,854,274	(453,550)		6,098,863
Long-term operating lease liabilities	17,650	-	-		17,650
Long-term liabilities, net	46,377,926	-	-		46,377,926
Interest rate swap liabilities	174,175	-	-		174,175
Total liabilities	51,267,890	1,854,274	(453,550)		52,668,614

Preferred stock, 10,000,000 authorized. $0.001 par value; 0 shares issued and outstanding	-	-	-		-
Common stock, 65,000,000 authorized. $0.001 par value; 21,477,638 shares issued and outstanding	18,336	-	3,141	(a)	21,477
Acquired members' deficit	-	(64,420)	64,420	(e)	-
Additional paid-in capital	6,167,346	-	3,986,387	(a)	10,153,733
Accumulated deficit	(35,536,253)	-	-		(35,536,253)
Total acquired members' / stockholders' equity (deficit)	(29,350,571)	(64,420)	4,053,948		(25,361,043)
Total liabilities and acquired members' / stockholders' equity (deficit)	$21,917,319	$1,789,854	$3,600,398		$27,307,571

See accompanying notes to the pro forma condensed combined financial statements.

GALAXY GAMING, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Historical For the Year Ended December 31, 2019
	Company	Progressive Games Partners LLC - Acquired Interest	Pro Forma Adujustments for Asset Acquisition		Pro Forma Combined
Net revenue	$21,300,996	$2,675,227	$(899,327)	(a)	$23,976,223
			899,327	(a)
Total revenue	21,300,996	2,675,227	-		23,976,223
Costs and expenses:
Cost of ancillary products and assembled components	230,462	-	-		230,462
Selling, general and administrative	13,295,475	2,752,156	-		16,047,631
Research and development	821,127	-	-		821,127
Depreciation and amortization	1,953,560	6,000	(6,000)	(b)	3,124,906
			1,171,346	(c)
Share-based compensation	927,696	-	-		927,696
Total costs and expenses	17,228,320	2,758,156	1,165,346		21,151,822
Income (loss) from operations	4,072,676	(82,929)	(1,165,346)		2,824,401
Other income (expense):
Interest income	68,634	-	-		68,634
Interest expense	(1,189,976)	(34,256)	-		(1,224,232)
Foreign currency exchange gain	46,375	21,710	-		68,085
Change in estimated fair value of interest rate swap liability	(44,315)	-	-		(44,315)
Total other expense	(1,119,282)	(12,546)	-		(1,131,828)
Income (loss) before provision for income taxes	2,953,394	(95,475)	(1,165,346)		1,692,573
Provision for income taxes	(10,018)	-	264,772	(d)	254,754
Net income (loss)	$2,943,376	$(95,475)	$(900,574)		$1,947,327

Pro forma weighted-average shares outstanding:
Basic	25,521,232		3,141,361	(e)	28,662,593
Diluted	27,144,397		3,141,361	(e)	30,285,758

Pro forma net income per share:
Basic					$0.07
Diluted					$0.06

See accompanying notes to the pro forma condensed combined financial statements.

GALAXY GAMING, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020

	Historical For the Six Months Ended June 30, 2020
	Company	Progressive Games Partners LLC - Acquired Interest	Pro Forma Adjustments For Asset Acquisition		Pro Forma Combined
Net revenue	$5,158,289	$1,532,760	$(587,805)	(a)	$6,691,049
			587,805	(a)
Total revenue	5,158,289	1,532,760	-		6,691,049
Costs and expenses:
Cost of ancillary products and assembled components	29,713	-	-		29,713
Selling, general and administrative	5,430,688	1,672,314			7,103,002
Research and development	294,252	-	-		294,252
Depreciation and amortization	924,291	3,000	(3,000)	(b)	1,509,964
			585,673	(c)
Share-based compensation	334,265	-	-		334,265
Total costs and expenses	7,013,209	1,675,314	582,673		9,271,196
Loss from operations	(1,854,920)	(142,554)	(582,673)		(2,580,147)

Other income (expense):
Interest income	23,900	-	-		23,900
Interest expense	(344,841)	(16,602)	-		(361,443)
Share redemption consideration	(390,964)	-	-		(390,964)
Foreign currency exchange loss	(115,989)	(4,166)	-		(120,155)
Change in estimated fair value of interest rate swap liability	(33,680)	-	-		(33,680)
Total other expense	(861,574)	(20,768)	-		(882,342)
Income before benefit for income taxes	(2,716,494)	(163,322)	(582,673)		(3,462,489)
Benefit for income taxes	626,515	-	156,659	(d)	783,174
Net loss	$(2,089,979)	$(163,322)	$(426,014)		$(2,679,315)
Pro forma weighted-average shares outstanding:
Basic	18,135,013		3,141,361	(e)	21,276,374
Diluted	18,135,013		3,141,361	(e)	21,276,374

Pro forma net loss per share:
Basic					$(0.13)
Diluted					$(0.13)

See accompanying notes to the pro forma condensed combined financial statements.

GALAXY GAMING, INC.

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF THE ASSET ACQUISITION

Description of the Asset Acquisition

On February 25, 2020, Galaxy Gaming, Inc. (the Company) and Progressive Games Partners LLC (PGP) (collectively, the Combined Companies) entered into a Membership Interest Purchase Agreement (the MIPA), pursuant to which the Company agreed to acquire 100% of the equity interests in the PGP for $12.425 million.  Of the consideration, at least $6.425 million but no more than $10.425 million was to be paid in cash; any amounts not paid in cash were to be paid in newly issued shares of the Company’s common stock valued at $1.91 per share.

On August 21, 2020, the Company and PGP entered a First Amendment to the MIPA (the First Amendment).  Pursuant to the First Amendment, the Company and PGP agreed that the cash component of the purchase price would be $6.425 million and that the stock component would be satisfied through the issuance of 3,141,361 shares of the Company’s common stock.  The purchase was completed on August 21, 2020 (the Asset Acquisition).  The Asset Acquisition did not include the PGP’s ownership interests in the following entities:  Mine International Limited, Felt Limited, Games Marketing Limited and Jingle Prize, Inc. (the Excluded Subsidiaries).  Throughout the period covered by these pro forma condensed combined financial statements, PGP did not consolidate the Excluded Subsidiaries. The Asset Acquisition does not meet the definition of a business combination and, therefore, has been accounted for as an asset acquisition

Basis of Presentation

The Asset Acquisition will be accounted for as an asset purchase. The entirety of the purchase price has been allocated to customer relationships and is included in other intangible assets, net, on the Company’s pro forma condensed combined balance sheet. See Note 3. The Company also acquired certain receivables and payables in the net amount of $581,885, which was to be remitted to the sellers of PGP as the receivables and payables were settled.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020 give pro forma effect to the Asset Acquisition as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of June 30, 2020 assumes that the Asset Acquisition was completed on June 30, 2020. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company, the historical carve-out financial statements of PGP – Acquired Interest, and related adjustments.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Asset Acquisition.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Asset Acquisition taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

NOTE 2 – BASIS OF THE PRO FORMA PRESENTATION

Upon consummation of the Asset Acquisition, the Combined Company will adopt the Company’s accounting policies.  Differences in the accounting policies among the Companies, when conformed, could have a material impact on the consolidated financial statements of Galaxy.

NOTE 3 – PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Asset Acquisition and has been prepared for informational purposes only. The unaudited pro forma condensed combined statement of operations is not necessarily indicative of what the actual results of operations would have been had the Asset Acquisition taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Asset Acquisition, (2) factually supportable,

GALAXY GAMING, INC.

Notes to the Pro Forma Condensed Combined Financial Statements (Continued)

and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company. For the six months ended June 30, 2020, the Company received royalty payments of approximately $0.6 million from PGP. For the year ended December 31, 2021, the Company received royalty payments of approximately $0.9 million from PGP.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Asset Acquisition occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Reflects the net adjustment to give effect to the Asset Acquisition:

	Purchase Price
Purchase price - cash portion	$6,425,000
Transaction costs - paid in cash	127,586
Subtotal - cash	6,552,586
Purchase price - stock portion	3,989,528	(1)
	$10,542,114

Assets Acquired - Intangible assets	$10,542,114

(1)	Stock portion of purchase price is comprised of 3,141,361shares of common stock with a value of $1.27 per share on the date of the Asset Acquisition.

Shares issued	3,141,361
Price per share	$1.27
Purchase price - stock portion	$3,989,528

Common stock issued at par	$3,141
Additional paid-in capital	3,986,387
$3,989,528

(b)	Represents the adjustment to eliminate Galaxy’s accounts receivable from PGP.
(c)	Represents the net working capital deficit that is the responsibility of the seller.
(d)	Represents the elimination of PGP’s historical intangible assets.
(e)	Represents the elimination of PGP’s historical members’ deficit.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the six-month period ended June 30, 2020 are as follows:

(a)	Represents the adjustment of Galaxy’s revenue from PGP. PGP presents its revenue net of the royalties paid to Galaxy.
(b)	Represents the reversal of the amortization of PGP’s intangible assets.
(c)	Represents the recording of the estimated amortization of acquired intangible assets, with lives of nine years.
(d)	Represents Galaxy’s estimated tax benefit from the pre-tax losses of PGP at a 21% statutory rate.
(e)	Represents the shares issued in the Asset Acquisition.